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                                                                    EXHIBIT 99.1


FFI FRAGRENCES LOGO                                         ELIZABETH ARDEN LOGO




FOR IMMEDIATE RELEASE
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                      FFI FRAGRANCES COMPLETES ACQUISITION
                OF ELIZABETH ARDEN AND ELIZABETH TAYLOR COSMETICS
                     AND FRAGRANCES BUSINESSES FROM UNILEVER

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                     COMPANY CHANGES NAME TO ELIZABETH ARDEN

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MIAMI, FLORIDA (January 23, 2001) -- FFI Fragrances (NASDAQ: FRAG), a leading manufacturer and marketer of prestige fragrances and related cosmetics and skincare products, announced today that it has completed the acquisition of the Elizabeth Arden skincare, cosmetics and fragrance brands, the Elizabeth Taylor fragrance brands and the White Shoulders fragrance brand from Unilever (NYSE:
UN, UL).

In addition, FFI announced that it is changing its name to Elizabeth Arden, Inc. and that it will use that name worldwide. FFI expects that its common stock will trade on the Nasdaq National Market System under the ticker symbol "RDEN" beginning at the open of trading on Thursday, January 25, 2001.

The "new" Elizabeth Arden had pro forma sales of approximately $890 million for the twelve-month period ended October 31, 2000 and will rank as one of the largest prestige beauty companies in the world. The Company will employ approximately 1,300 full-time and part-time employees and an additional 850 sell-through specialists in 13 countries and sell its products in over 90 countries worldwide. In the United States, Elizabeth Arden will have corporate offices in Miami, New York and Stamford, Connecticut. The Company will headquarter its international operations in Geneva, Switzerland. This acquisition provides the Company with global logistics and fulfillment capabilities, including locations in Miami, Roanoke, Virginia, Edison, New Jersey and Lille, France.

Elizabeth Arden will have one of the most impressive brand portfolios in the beauty industry, including the following leading brands:

         o Elizabeth Arden's fragrance brands Red Door, 5th avenue, Green Tea, White Shoulders and Sunflowers, skincare brands Ceramides, Millenium and Visible Difference and cosmetics line;

         o Elizabeth Taylor's fragrance brands White Diamonds and Passion; and

         o The fragrance brands PS Fine Cologne for Men, Design, Grey Flannel, Halston and Wings by Giorgio Beverly Hills.

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Of particular note, White Diamonds is one of the top-selling fragrance brands in the United States and has proven to be one of the most successful fragrance launches of all time.

FFI paid Unilever approximately $190 million in cash at closing and issued to Unilever $50 million face value of FFI convertible preferred stock. In connection with the financing of the acquisition and for future working capital purposes, FFI obtained a new $175 million revolving credit facility and issued $160 million of 11.75% senior secured notes. As a result of receiving the preferred stock, Unilever has become FFI's largest shareholder, with an approximate 18% ownership stake on a fully-diluted basis.

As previously stated, the Company expects this transaction to be dilutive in the fourth quarter and fiscal year ending January 31, 2001 and significantly accretive for the fiscal year ending January 31, 2002. The Company will provide additional guidance when it reports its fourth quarter and year-end results in early March.

The Company invites investors to listen to a broadcast of the Company's conference call discussing the completion of the Elizabeth Arden acquisition. The call will be broadcast live over the Internet on Tuesday, January 23, 2001 at 5 p.m. (EST) and can be accessed by visiting the http://www.vcall.com web site.

An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the http://www.vcall.com web site until March 7, 2001.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including: the Company's ability to successfully and cost-effectively integrate the acquired businesses and other acquired companies and new brands into the Company; the Company's ability to retain employees from the acquired businesses; the Company's ability to launch new products and implement its growth strategy; risks of international operations; the substantial indebtedness of the Company, including the indebtedness incurred in connection with this acquisition; supply constraints or difficulties; the impact of competitive products and pricing; changes in the retail industry; the effect of business and economic conditions; and other risks and uncertainties. More detailed information about these factors is included from time to time in reports filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date hereof. The Company assumes no responsibility to update or revise forward-looking statements contained herein to reflect events or circumstances following the date hereof.

COMPANY CONTACT:  Joel B. Ronkin
                  (305) 818-8151

INVESTOR CONTACT: Stacey Bibi/Shannon Froehlich/Natasha Boyden
                  Morgen-Walke Associates
                  (212) 850-5600

PRESS CONTACT:    Michael McMullan/Eileen King
                  Morgen-Walke Associates
                  (212) 850-5600
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